Exhibit 99.2

Encore Provides SOX 404 Update

SAN DIEGO — (BUSINESS WIRE)—December 6, 2004 — Encore Capital Group, Inc. (Nasdaq: ECPG), a leading accounts receivable management firm, today provided an update of the status of its efforts to comply with Section 404 of the Sarbanes-Oxley Act, commonly referred to as “SOX,” which requires companies to satisfy certain internal controls requirements. In substance, Section 404 requires annual management assessments of the effectiveness of the company’s internal controls over financial reporting, and a report by its independent auditors addressing these assessments.

The rules implementing SOX require that “accelerated filers” comply with the new Item 404 requirements for the fiscal year ending December 31, 2004. Non-accelerated filers have until the end of 2005 to comply with these new rules. Effective June 30 of this year, Encore became an “accelerated filer” under the SEC’s guidelines because of its significant share price appreciation, as well as the increased float resulting from the Company’s October 2003 public offering.

Encore reported that it has a plan to satisfy SOX 404 requirements for the fiscal year ending December 31, 2004 which it is aggressively pursuing, and recently added additional resources dedicated to this task. The Company also noted, however, that it may not be able to timely achieve all of the objectives of the rule for this fiscal year.

Barry Barkley, the Company’s Chief Financial Officer, stated, “Our compliance plan encompasses the identification, documentation and testing of a sweeping set of controls. To date, we have invested approximately $1 million in this process and have spared no effort to meet these requirements. Notwithstanding all of this, at this point, we believe there is more than a remote chance that we will not complete all of 404’s requirements by the dates due. We do not anticipate that an inability to satisfy all of the requirements of SOX 404 would affect our ability to complete our financial audit.”

About Encore Capital Group, Inc.

Encore Capital Group, Inc. is an accounts receivable management firm that specializes in purchasing charged-off and defaulted consumer debt. More information on the company can be found at www.encorecapitalgroup.com.

Forward Looking Statements

The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “may,” “believes,” “projects,” “expects,” “anticipates,” “will” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, our efforts to comply with the internal controls requirements of the Sarbanes-Oxley Act and our ability to complete our financial audit and obtain an unqualified audit opinion on our financial statements. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and our subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. In this regard, failure to comply with Section 404 of the Sarbanes-Oxley Act or to obtain an unqualified opinion on its financial statements could subject the Company to fines and other regulatory penalties, as well as investor lawsuits and related costs and damages, and could adversely affect the Company’s stock price.

Forward-looking statements speak only as of the date the statements were made. They are inherently subject to risks and uncertainties, some of which the Company cannot predict or quantify. Future events and actual results could differ materially from the forward-looking statements. The Company will not undertake and specifically declines any obligation to publicly release the result of any revisions to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, whether as the result of new information, future events or for any other reason. In addition, it is the Company’s policy generally not to make any specific projections as to future earnings, and the Company does not endorse any projections regarding future performance that may be made by third parties.

CONTACT:

Encore Capital Group, Inc. (Shareholders/Analysts)Carl
C. Gregory, III, 858-309-6961
carl.gregory@encorecapitalgroup.com
or
Financial Relations Board (Press)
Tony Rossi, 310-854-8317 (Investor Relations)
trossi@financialrelationsboard.com

SOURCE: Encore Capital Group, Inc.